UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2017 (March 4, 2017)

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-37971	20-0634715
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1070 Technology Drive, North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 480-1600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2017, PGT Innovations, Inc. (the “Company”), through its wholly-owned subsidiary PGT Industries, Inc. (“PGTI”), entered into a First Amendment (the “First Amendment”) to the Supply Agreement (the “Agreement”), dated December 15, 2014, by and between PGTI and Cardinal LG Company, a Wisconsin corporation (“Cardinal”), for the supply by Cardinal and the purchase by PGTI of certain laminated glass products and spacer products produced by Cardinal and sold pursuant to the Agreement, as amended by the First Amendment.

The First Amendment, among other things, amends pricing terms, extends the term of the Agreement through December 31, 2019, and joins CGI Windows and Doors, Inc. and WinDoor, Inc., both wholly-owned subsidiaries of PGTI, as parties to, and customers under, the Agreement.

The foregoing descriptions of the First Amendment and the Agreement are qualified in their entirety by the full text of the First Amendment and the Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated in this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Supply Agreement, dated as of March 4, 2017, by and between Cardinal LG Company, CGI Windows and Doors, Inc., WinDoor, Inc., and PGT Industries, Inc.

10.2	Supply Agreement, dated as of December 15, 2014, by and between Cardinal LG Company and PGT Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 9, 2017	PGT Innovations, Inc.

	By:	/s/ Brad West
		Name:	Brad West
		Title:	Sr. Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Supply Agreement, dated as of March 4, 2017, by and between Cardinal LG Company, CGI Windows and Doors, Inc., WinDoor, Inc., and PGT Industries, Inc.

10.2	Supply Agreement, dated as of December 15, 2014, by and between Cardinal LG Company and PGT Industries, Inc.